UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2018

MMA Capital Management, LLC

 (Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell Street, Suite 600, Baltimore, Maryland	21224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 20, 2018, the Company held a special meeting of shareholders. At that meeting, the shareholders of the Company voted in favor of two proposals: 1) to convert the Company from a Delaware limited liability company to a Delaware corporation; and 2) to adjourn the special meeting from time-to-time, if necessary, as determined by the Company, to solicit additional proxies in favor of the proposal to convert the Company from a Delaware limited liability company to a Delaware corporation.  As to these matters, the numbers of votes cast for or against, as well as the number of abstentions and broker non-votes, are as set forth below:

1.	Approval to convert the Company from a Delaware limited liability company to a Delaware corporation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,838,550	8,189	2,948	0

2.	Approval to adjourn the special meeting from time-to-time, if necessary, as determined by the Company, to solicit additional proxies in favor of the proposal to convert the Company from a Delaware limited liability company to a Delaware corporation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,829,643	16,470	3,574	0

Item 8.01	Other Items

As a result of the special meeting voting, the Company will take the actions necessary to convert to a Delaware corporation and the meeting was adjourned. The Company plans to make the conversion to a Delaware corporation effective as of January 1, 2019. In connection with, and concurrent to, the conversion to a Delaware corporation, the Company will also change its name to MMA Capital Holdings, Inc. The Company expects to retain its current ticker symbol, MMAC, for purposes of trading on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

November 20, 2018	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: Chief Executive Officer and President